Exhibit 10.26

Por Liu [(NRIC number)]

[Address]

December 22, 2014

Board of Directors

Parakou Tankers, Inc.

9 Temasek Boulevard

#32-01 Suntec Tower Two

Singapore 038989

Dear Sirs,

I, Por Liu [(NRIC number)], hereby agree to provide funding and financial support to Parakou Tankers, Inc. and its subsidiaries as of the date of this letter (together, the “Company”), to enable the Company to operate as a going concern on a consolidated basis and to meet in full its financial obligations as and when they fall due for the next twelve months from the date of this letter; provided that: (1) this commitment is only up to a maximum amount of US$15 million; (2) any party claiming any obligation, liability, expense or cost be paid by me on behalf of the Company pursuant to this letter shall first have to directly request payment from, and directly pursue payment with, the Company as the primary obligor of any such claim and my obligation under this letter shall only exist as a secondary obligor and shall only arise after such party has pursued such claimed payment to the fullest extent possible without success from the Company, including after exhausting all legal and commercial remedies that are available to such claiming party; and (3) I am providing this letter to the Company on commercial, arms-length terms in consideration for the promises set forth herein, without regard to the number of the Company’s common shares that I own, either now or as contemplated after the mergers described in the Proxy Statement/Prospectus of Cambridge Capital Acquisition Corporation that will be filed with the U.S. Securities and Exchange Commission.

[Signature Page Follows]

Yours faithfully,

/s/ Por Liu
Por Liu

Agreed to and Acknowledged by:

PARAKOU TANKERS, INC.

By:	/s/ Gregory A McGrath
	Name:	Gregory A McGrath
	Title:	Chief Financial Officer

c.c. Deloitte & Touche LLP